KIRKPATRICK & LOCKHART LLP
1800 Massachusetts Avenue, N.W., 2nd Floor
Washington, D.C. 20036-1800
Telephone (202) 778-9000
Facsimile (202) 778-9100

CLIFFORD J. ALEXANDER
(202) 778-9068
alexancj@kl.com

July 18, 2000

VIA EDGAR

U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: Amana Mutual Funds Trust
1933 Act File No. 2-96924
1940 Act File No. 811-4276

Dear Sir or Madam:

Transmitted herewith for filing pursuant to the Securities Act of 1933 (the "1933 Act"), as amended, and Rule 485(a)(1) of Regulation C thereunder, and pursuant to the Investment Company Act of 1940, as amended, and Regulation 8B thereunder, is Post-Effective Amendment No. 17 (the "Amendment") to the currently effective Registration Statement of the Amana Mutual Funds Trust (the "Company").

The Amendment reflects non-material language and editorial changes made to the prospectus and statement of additional information and includes the Company's audited financial statements for the fiscal year ended May 31, 2000. It is filed under Rule 485(a) because it reflects a change in the consultants used by the advisor.

We serve as Counsel to the Company. In that capacity, we have reviewed the Amendment, which accompanies this letter.

If you have any questions or comments regarding the foregoing, please contact me at (202) 778-9068.

Sincerely,

____________________
Clifford J. Alexander

Enclosures
cc: Nicholas F. Kaiser